UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


 Date of report (Date of earliest event reported): July 13, 2005 (July 7, 2005)

                         AMERICAN RETIREMENT CORPORATION
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               (Exact Name of Registrant as Specified in Charter)

           Tennessee                 01-13031                  62-1674303
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 (State or Other Jurisdiction      (Commission              (I.R.S. Employer
       of Incorporation)           File Number)            Identification No.)


          111 Westwood Place, Suite 200
              Brentwood, Tennessee                                 37027
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    (Address of Principal Executive Offices)                     (Zip Code)


                                 (615) 221-2250
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              (Registrant's Telephone Number, Including Area Code)


                                 Not Applicable
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          (Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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Item 1.01. Entry into a Material Definitive Agreement

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an
           Off-Balance Sheet Arrangement of a Registrant

     On July 7, 2005, we acquired all of the real property interests underlying Freedom Plaza Care Center (FPCC), a 128-bed skilled nursing and 44-unit assisted living center in Peoria, Arizona for $20.3 million. We previously operated FPCC pursuant to a long-term operating lease with Maybrook Realty, which was 50% owned by W.E. Sheriff, our chairman, chief executive officer and president. We consummated the acquisition pursuant to an option under the lease, which provided for a fixed purchase price of $20.3 million. We also contemporaneously acquired the third-party ground lessor's interest in the property, including an adjacent parcel of land, for a purchase price of $3.1 million. The total purchase price for these two transactions was $23.4 million, which was supported by a fair market value appraisal. We paid the purchase price with $4.7 million of cash and the proceeds of an $18.7 million mortgage loan obtained from Bank of America, N.A. The loan is evidenced by a loan agreement and two promissory notes and is secured by the community. The $18.7 million mortgage loan matures on July 1, 2010, and requires principal payments to be made on an 18-year amortization schedule. Half of the outstanding principal balance of the loan will bear interest at a fixed rate of 6.61% and the other half of the outstanding principal balance will bear interest at a variable rate calculated, at our election, at either the prime rate plus 1% or the eurodollar fixed rate plus 2.375% (or a combination thereof).

     As a result of these transactions, we simultaneously acquired the real estate interests of both Maybrook and the ground lessor in FPCC and, consequently, own 100% of the community. On July 7, 2005, we also entered into a $4.5 million construction loan administration agreement (and related promissory note) with Bank of America, N.A. in order to finance a 21 assisted living unit and 20 dementia bed expansion of the community. The $4.5 million loan matures on July 1, 2010, requires quarterly principal payments beginning April 1, 2008, and bears interest at a variable rate calculated, at our election, at either the prime rate plus 1% or the eurodollar fixed rate plus 2.375% (or a combination thereof).


Item 7.01. Regulation FD Disclosure

     On July 7, 2005, we issued a press release describing the foregoing transactions. A copy of the press release is furnished herewith as Exhibit 99.1.


Item 9.01. Financial Statements and Exhibits

     (c) Exhibits.

           99.1    Press Release dated June 7, 2005




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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                         AMERICAN RETIREMENT CORPORATION


                                         By:  /s/ Bryan D. Richardson
                                              ----------------------------------
                                              Bryan D. Richardson
                                              Executive Vice President - Finance
                                              and Chief Financial Officer

Date: July 13, 2005






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                                  EXHIBIT INDEX


   Exhibit
   Number            Description
   -------           -----------

    99.1             Press Release dated June 7, 2005